Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Square, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein dated February 24, 2017.

/s/ KPMG LLP

San Francisco, California

February 24, 2017